Exhibit 99.1

QUESTAR NET INCOME GROWS 14% IN 2007

Company Raises 2008 EPS Guidance and Production Estimate

SALT LAKE CITY — Questar Corp. (NYSE:STR) – a natural gas-focused energy company – grew net income 14% in 2007 to $507.4 million, or $2.88 per diluted share, compared to $444.1 million, or $2.54 per diluted share, for the prior year. The increase was the result of record net income by all four Market Resources subsidiaries. The 2006 result included a $15.8 million, or $0.09 per diluted share, net after-tax gain from the sale of assets.

 In the fourth quarter of 2007, Questar net income was $130.8 million, or $0.74 per diluted share, compared to $121.5 million, or $0.69 per diluted share, for the 2006 period, an 8% increase.

NET INCOME BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended December 31,			12 Months Ended December 31,
	2007	2006	Change	2007	2006	Change
Market Resources
Questar E&P	$65.2	$61.3	6%	$285.5	$253.9	12%
Wexpro	15.8	13.9	14	59.2	50.0	18
Gas Management	14.7	11.7	26	55.3	42.6	30
Energy Trading and other	4.8	3.2	50	20.8	9.6	117
Market Resources Total	100.5	90.1	12	420.8	356.1	18

Questar Pipeline	11.8	11.6	2	45.0	45.4	(1)
Questar Gas	17.9	17.5	2	37.4	37.0	1
Corporate	0.6	2.3	(74)	4.2	5.6	(25)
QUESTAR CORPORATION TOTAL	$130.8	$121.5	8%	$507.4	$444.1	14%

Earnings per diluted share	$0.74	$0.69		$2.88	$2.54
Average diluted shares	176.0	175.4		175.9	175.2

"Questar posted double-digit net income growth for the fifth-straight year in 2007,” said Keith Rattie, Questar chairman, president and CEO. “Questar E&P grew natural gas and oil-equivalent production 8% compared to 2006 – and 15% if you add back the unhedged production we intentionally shut in due to low Rockies prices. Also, in 2007 we increased investment in our second E&P business, Wexpro, and in Gas Management, our Rockies-focused gathering and processing business. Both businesses factor big in our five-year plan – and both delivered in 2007,” Rattie added.

2007 Highlights

•

Questar E&P natural gas, oil and natural gas liquids (NGL) production totaled 140.2 billion cubic feet of natural gas equivalents (Bcfe), compared to 129.6 Bcfe in 2006. Natural gas comprised 87% of reported volumes. During 2007 the company shut in approximately 10.3 Bcfe (net) of unhedged natural gas and associated liquid hydrocarbon production in response to low regional market prices for natural gas in the Rocky Mountain producing region.

•

Questar E&P replaced 268% of 2007 production and grew proved reserves 14% to 1,868 Bcfe at year-end 2007.

•

Realized natural gas prices at Questar E&P increased $0.46 per thousand cubic feet (Mcf), or 8%, while realized crude oil and NGL prices increased $4.87 per barrel (bbl), or 10%. Natural gas hedges increased reported revenues by $245.7 million, while oil hedges reduced revenues by $17.2 million.

•

Net mark-to-market gains on natural gas basis-only swaps increased pre-tax income $5.7 million, compared to a $1.9 million reduction in 2006.

•

Wexpro investment base grew 15% to $300.4 million at December 31, 2007. Wexpro produced 34.9 Bcf of cost-of-service gas for delivery to affiliate Questar Gas compared to 38.8 Bcf a year ago. Questar Gas curtailed and deferred Wexpro production and purchased replacement gas at low regional prices.

•

Gas Management net income growth was driven by a 31% increase in third-party gathering volumes which helped boost gathering revenues 19% to $93.9 million in 2007 compared to $78.6 million a year earlier. Fee-based processing volumes increased 5% while net processing revenues increased 31% to $64.8 million due to increased volumes and a higher frac spread.

•

Energy Trading net income rose 117% to $20.8 million, driven primarily by increased trading and storage margins related to increased volatility in Rockies natural gas markets. Gross marketing margin totaled $31.6 million compared to $16.0 million in 2006.

•

Questar Pipeline earned $45.0 million, down 1% from 2006. Increased transportation revenues were offset by higher associated operating expenses. Questar Pipeline completed two significant system expansions late in 2007 – the Overthrust expansion from Kanda to Wamsutter, Wyoming, and an expansion of its southern system that provides additional capacity out of the Piceance and Uinta basins to Kern River Pipeline.

•

Questar Gas net income increased 1% to $37.4 million from a year ago, primarily due to new-customer growth and increased transportation services. Questar Gas earned its allowed 11.2% return on equity for the third-straight year.

•

Questar earned a 15.8% return on assets (ROA – defined as earnings before interest and income taxes divided by average total assets). Market Resources ROA was 19.8%, Questar Pipeline ROA was 9.4%, and Questar Gas ROA was 7.5%.

Questar Raises 2008 EPS Guidance and Production Estimate

Excluding the effects of the pending Louisiana acquisitions discussed below, Questar expects 2008 earnings to range from $2.90 to $3.05 per diluted share, compared to previous guidance of $2.85 to $3.00 per diluted share. The company expects Questar E&P 2008 production to range from 148 to 151 Bcfe. The lower end of the guidance range assumes an average NYMEX price of $7.50 per million Btu (MMBtu) for currently unhedged 2008 natural gas production and an average prompt-month NYMEX oil price of $85.00 per barrel applied to unhedged volumes. The upper end assumes an average NYMEX gas price of $8.50 per MMBtu and an average prompt-month NYMEX oil price of $90.00 per barrel applied to unhedged 2008 production. On January 31, 2008, Questar E&P announced that it had reached definitive agreement to acquire natural gas-producing properties near its core Elm Grove play in northwest Louisiana from two separate groups of sellers. The company expects to close these acquisitions by the end of February 2008 and will update net income and production guidance for the acquisitions at that time. The company’s guidance also excludes one-time items and assumes hedges in place on the date of this release, and other assumptions summarized in the table below:

Earnings Guidance Assumptions (excluding pending Louisiana acquisitions)

	2008	2008
	Current	Previous
Earnings per diluted share**	$2.90-$3.05	$2.85-$3.00
Average diluted shares (millions)	176.2	176.2
Questar E&P production – Bcfe**	148-151	146-150
Pinedale well completions	60-65	55-60
NYMEX gas price per MMBtu*	$7.50-$8.50	$7.50-$8.50
NYMEX/Rockies basis differential per MMBtu*	$1.45-$1.20	$1.75-$1.50
NYMEX/Midcontinent basis differential per MMBtu*	$1.25-$1.00	$1.25-$1.00
NYMEX crude oil price per bbl*	$85.00-$90.00	$70.00-$75.00
* On unhedged volumes ** Excludes pending Louisiana acquisitions

•

Questar E&P has hedged about 75% of forecast natural gas and oil-equivalent production for 2008 with fixed-price swaps. Additionally, the company has hedged about 5% of 2008 production with natural gas basis-only swaps (see table at the end of this release).

•

The company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for 2008 would result in about a $0.04 change in earnings per diluted share.

•

A $10.00 per barrel change in the average NYMEX price of oil for 2008 would result in about a $0.05 change in earnings per diluted share.

Questar E&P Net Income Increases 12% in 2007

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 140.2 Bcfe in 2007 compared to 129.6 Bcfe in the prior year, an 8% increase. During 2007, the company shut in approximately 10.3 Bcfe (net) of unhedged Rockies natural gas and associated liquid hydrocarbon production in response to low regional market prices for natural gas. Shut-in volumes totaled 1.2 Bcfe (net) in 2006. Low regional market prices result from insufficient takeaway capacity on interstate pipelines that transport natural gas from Rockies producing basins to markets outside the region. The December 2007 start-up of the western segment of the Rockies Express Pipeline has partially alleviated Rockies natural gas takeaway capacity constraints.

 Higher realized natural gas, crude oil and NGL prices more than offset a 13% increase in average production costs. Net mark-to-market gains (losses) on natural gas basis-only swaps increased net income $3.6 million in 2007 and reduced net income $1.2 million in 2006. In 2006, Questar E&P recognized a $15.8 million net after-tax gain from the sale of assets. Exploration and abandonment expense totaled $32.8 million in 2007, compared to $42.0 million in 2006.

In the fourth quarter of 2007, Questar E&P net income rose 6% to $65.2 million compared to $61.3 million a year earlier, driven by an 11% increase in production, and higher realized natural gas, crude oil and NGL prices, partially offset by higher exploration and abandonment expense. Exploration and abandonment expense totaled $19.7 million for the current quarter compared to $6.3 million in the fourth quarter of 2006. The mark-to-market of natural gas basis-only swaps decreased net income $5.3 million in the fourth quarter of 2007 compared to a $5.5 million increase in the 2006 period.

Questar E&P – Production by Division

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2007	2006	Change	2007	2006	Change
	(Bcfe)			(Bcfe)
Pinedale Anticline	12.4	10.7	16%	47.4	39.5	20%
Uinta Basin	6.7	6.2	8	25.4	25.1	1
Rockies Legacy	3.3	3.8	(13)	16.4	18.3	(10)
Subtotal – Rocky Mountains *	22.4	20.7	8	89.2	82.9	8
Midcontinent	13.5	11.6	16	51.0	46.7	9
Total Questar E&P	35.9	32.3	11%	140.2	129.6	8%

* Questar E&P shut in approximately 10.3 Bcfe (net) of production in 2007 and 1.2 Bcfe (net) of production in 2006 in the Rocky Mountain region in response to low natural gas prices.

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	2007	2006	Change	2007	2006	Change

Realized natural gas price ($ per Mcf)	$6.59	$6.03	9%	$6.46	$6.00	8%
Natural gas hedging impact ($ per Mcf)	2.31	1.15		2.01	0.47

Realized oil and NGL price ($ per bbl)	$60.66	$46.14	31%	$53.99	$49.12	10%
Oil and NGL hedging impact ($ per bbl)	(13.40)	(3.78)		(5.66)	(7.48)

Net mark-to-market gains (losses) on basis-only swaps ($ millions)
Pre-tax	($8.5)	$8.9	$5.7	($1.9)
After-tax	($5.3)	$5.5	$3.6	($1.2)

Questar may hedge up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect cash flow and net income from a decline in commodity prices. The company uses natural gas basis-only swaps to protect cash flows and net income from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines.

Questar E&P production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, allocated interest expense, and production taxes) per unit of gas-equivalent production increased 13% in 2007 compared to 2006.

Questar E&P – Production Cost Structure

	3 Months Ended			12 Months Ended
	December 31,			December 31,
	(per Mcfe)			(per Mcfe)
	2007	2006	Change	2007	2006	Change
Depreciation, depletion and amortization	$1.80	$1.63	10%	$1.74	$1.43	22%
Lease operating expense	0.64	0.63	2	0.63	0.57	11
General and administrative expense	0.37	0.36	3	0.40	0.33	21
Allocated interest expense	0.18	0.20	(10)	0.18	0.21	(14)
Production taxes	0.48	0.43	12	0.43	0.45	(4)
Production costs	$3.47	$3.25	7%	$3.38	$2.99	13%

•

Production volume-weighted average depreciation, depletion and amortization rates increased in both comparative periods due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment, the ongoing depletion of older lower-cost reserves and increasing production from higher-cost fields such as Elm Grove in the Midcontinent and Vermillion Basin in the Rockies.

•

Lease operating expense per Mcfe increased in both comparative periods due to increased costs of materials and consumables, increased produced-water disposal costs and increased well-workover activity.

•

General and administrative expense per Mcfe increased due to higher labor and legal expenses in 2007.

•

Allocated interest expense per unit of production decreased in 2007 due to reduced debt expense in the 12-month period and increased current-year production in both periods.

•

Production taxes were lower in the full-year 2007 period due to lower market prices for natural gas, and were higher in the fourth quarter of 2007 due to increased market prices for crude oil and NGL compared to the year-earlier quarter. The company pays production taxes based on sales prices before the impact of hedges.

Wexpro Net Income Up 18% in 2007

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for delivery to affiliate Questar Gas – reported net income of $59.2 million in 2007, up 18% from 2006. For the fourth quarter of 2007, Wexpro net income was $15.8 million, compared to $13.9 million in the prior-year period, a 14% increase. Wexpro 2007 results benefited from a higher average investment base compared to the prior-year period. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation. Wexpro investment base at December 31, 2007, was $300.4 million compared to $260.6 million a year ago, a 15% increase.

Gas Management Net Income Up 30% in 2007

Questar Gas Management (Gas Management) – Market Resources gas-gathering and processing-services business – posted higher net income driven by higher gathering and processing margins in the fourth quarter and full year 2007. Third-party gas-gathering throughput grew 31% or 38.0 million MMBtu in 2007 compared to 2006. Fee-based gas-processing volumes were 126.6 million MMBtu in 2007, a 5% increase compared to 2006. Fee-based gas-processing revenues increased 14% or $2.2 million, while gross margin from keep-whole processing increased 40% or $12.9 million in 2007. Approximately 74% of Gas Management net operating revenue (total revenue less processing plant-shrink) was derived from fee-based contracts in 2007 compared to 77% in the 2006 period. In the fourth quarter of 2007, Gas Management net income increased 26% to $14.7 million compared to $11.7 million in the 2006 period, driven by higher gathering and processing margins.

Questar Pipeline Net Income Down 1% in 2007

Questar Pipeline – a subsidiary that provides interstate natural gas transportation and storage services – reported slightly lower 2007 net income as increased demand revenues from new transportation contracts and higher liquids-processing revenues were offset by higher operating costs. Operating, maintenance, general and administrative expenses increased 18% due to new operating costs from system-expansion projects and processing services. Questar Pipeline began collecting revenues from an Overthrust Pipeline Opal expansion in 2006 at an interim delivery point on the Kern River pipeline prior to completion of new permanent facilities in January 2007. Questar Pipeline incurred higher operating and depreciation expense associated with these facilities in 2007. Questar Pipeline net income was $11.8 million in the fourth quarter of 2007, up 2% from $11.6 million earned in the year-ago period, driven by increased transportation revenues from a system expansion.

Questar Gas Net Income Up 1% in 2007

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported higher net income driven by customer growth and higher transportation revenues in 2007. Operating, maintenance, general and administrative expenses totaled $136 per customer in 2007 compared to $135 in 2006. Questar Gas net income was $17.9 million in the fourth quarter of 2007, compared to $17.5 million in the year-earlier period. At December 31, 2007, Questar Gas served 874,000 customers, up 23,000 or 3% from December 31, 2006.

2007 Earnings Teleconference

Questar management will discuss 2007 results, and update its outlook for 2008 in a conference call with investors Wednesday, February 13, beginning at 9:30 a.m. EST. The call can be accessed on the company Internet site at: www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value over $10 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – February 12, 2008

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) Fixed-Price Swaps			Average Price Per Mcf, Net to the Well
2008
First half	34.2	18.5	52.7	$6.96	$7.89	$7.29
Second half	35.1	19.2	54.3	6.99	7.87	7.30
12 months	69.3	37.7	107.0	6.97	7.88	7.29

2009
First half	26.9	17.3	44.2	$7.10	$7.65	$7.32
Second half	27.3	17.5	44.8	7.10	7.65	7.32
12 months	54.2	34.8	89.0	7.10	7.65	7.32

2010
First half	6.7	12.1	18.8	$6.88	$7.59	$7.33
Second half	6.8	12.3	19.1	6.88	7.59	7.33
12 months	13.5	24.4	37.9	6.88	7.59	7.33

				Estimated
	Gas (Bcf) Basis-Only Swaps			Average Basis Per Mcf vs. NYMEX
2008
First half	3.9		3.9	$1.69		$1.69
Second half	3.4		3.4	1.72		1.72
12 months	7.3		7.3	1.70		1.70

2009
First half	8.4	1.7	10.1	$1.27	$1.08	$1.24
Second half	8.6	1.7	10.3	1.27	1.08	1.24
12 months	17.0	3.4	20.4	1.27	1.08	1.24

2010
First half		1.7	1.7		$0.94	$0.94
Second half		1.7	1.7		0.94	0.94
12 months		3.4	3.4		0.94	0.94

Hedge Positions – February 12, 2008

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Oil (Mbbl) Fixed-Price Swaps			Average Price Per Bbl, Net to the Well
2008
First half	419	218	637	$67.39	$70.77	$68.55
Second half	423	221	644	67.39	70.77	68.55
12 months	842	439	1,281	67.39	70.77	68.55

2009
First half	217	145	362	$60.55	$66.55	$62.95
Second half	221	147	368	60.55	66.55	62.65
12 months	438	292	730	60.55	66.55	62.95

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended December 31,		12 Months Ended December 31,
	2007	2006	2007	2006
	(in millions, except per share amounts)
REVENUES
Market Resources	$480.0	$432.3	$1,671.3	$1,659.4
Questar Pipeline	33.7	29.2	127.7	117.1
Questar Gas	269.1	311.3	910.0	1,059.1
Total Revenues	782.8	772.8	2,709.0	2,835.6

OPERATING EXPENSES
Cost of natural gas and other products sold	298.3	356.3	899.5	1,223.6
Operating and maintenance	76.7	74.9	298.6	286.8
General and administrative	46.5	38.3	165.4	135.0
Production and other taxes	22.8	21.4	101.0	108.7
Depreciation, depletion and amortization	95.7	83.6	369.1	308.4
Exploration	15.3	4.2	22.0	34.4
Abandonment and impairment	4.8	2.1	11.2	7.6
Total Operating Expenses	560.1	580.8	1,866.8	2,104.5

Net gain (loss) from asset sales	(1.2)	(0.2)	(0.9)	25.3

OPERATING INCOME	221.5	191.8	841.3	756.4

Interest and other income	4.7	3.1	14.3	12.9
Income from unconsolidated affiliates	2.1	2.2	8.9	7.5
Net mark-to-market gain (loss) on basis-only swaps	(8.5)	8.9	5.7	(1.9)
Loss on early extinguishment of debt				(1.7)
Interest expense	(19.2)	(18.6)	(72.2)	(73.6)
INCOME BEFORE INCOME TAXES	200.6	187.4	798.0	699.6
Income taxes	69.8	65.9	290.6	255.5
NET INCOME	$130.8	$121.5	$507.4	$444.1

EARNINGS PER COMMON SHARE
Basic	$0.76	$0.71	$2.95	$2.60
Diluted	0.74	0.69	2.88	2.54
Weighted average common shares outstanding
Used in basic calculation	172.3	171.4	172.0	170.9
Used in diluted calculation	176.0	175.4	175.9	175.2
Dividends per common share	$0.1225	$0.1175	$0.485	$0.465

QUESTAR CORPORATION
OPERATIONS BY SUBSIDIARY
(Unaudited)
	3 Months Ended December 31,		12 Months Ended December 31,
	2007	2006	2007	2006
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$254.0	$200.5	$956.0	$815.7
Wexpro	4.2	3.6	21.6	19.7
Gas Management	51.5	44.8	189.3	168.0
Energy Trading and other	170.3	183.4	504.4	656.0
Market Resources total	480.0	432.3	1,671.3	1,659.4
Questar Pipeline	33.7	29.2	127.7	117.1
Questar Gas	269.1	311.3	910.0	1,059.1
	$782.8	$772.8	$2,709.0	$2,835.6

Revenues from Affiliated Companies
Wexpro	$37.3	$38.9	$155.7	$150.5
Gas Management	4.9	4.5	17.0	15.9
Energy Trading and other	83.6	140.4	484.1	697.8
Market Resources total	125.8	183.8	656.8	864.2
Questar Pipeline	19.2	20.4	78.2	80.4
Questar Gas	0.5	1.0	4.9	5.5
	$145.5	$205.2	$739.9	$950.1

Operating Income (Loss)
Questar E&P	$115.6	$95.1	$472.6	$435.2
Wexpro	23.0	20.0	89.3	75.2
Gas Management	22.8	17.7	84.6	64.4
Energy Trading and other	5.7	4.3	26.9	12.1
Market Resources total	167.1	137.1	673.4	586.9
Questar Pipeline	21.6	24.1	91.0	94.8
Questar Gas	33.0	32.2	76.1	74.9
Corporate	(0.2)	(1.6)	0.8	(0.2)
	$221.5	$191.8	$841.3	$756.4

Net Income
Questar E&P	$65.2	$61.3	$285.5	$253.9
Wexpro	15.8	13.9	59.2	50.0
Gas Management	14.7	11.7	55.3	42.6
Energy Trading and other	4.8	3.2	20.8	9.6
Market Resources total	100.5	90.1	420.8	356.1
Questar Pipeline	11.8	11.6	45.0	45.4
Questar Gas	17.9	17.5	37.4	37.0
Corporate	0.6	2.3	4.2	5.6
	$130.8	$121.5	$507.4	$444.1

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended December 31,		12 Months Ended December 31,
	2007	2006	2007	2006
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	30.9	28.4	121.9	113.9
Oil and natural gas liquids (MMbbl)	0.8	0.6	3.0	2.6
Total production (Bcfe)	35.9	32.3	140.2	129.6
Average daily production (MMcfe)	389.8	350.7	384.1	355.2
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$6.59	$6.03	$6.46	$6.00
Oil and NGL (per bbl)	$60.66	$46.14	$53.99	$49.12
Wexpro investment base at Dec. 31, net of
depreciation and deferred income taxes (millions)	$300.4	$260.6
Natural gas processing volumes
NGL sales (MMgal)	22.0	22.8	76.5	88.1
NGL sales price (per gal)	$1.07	$0.85	$0.98	$0.88
Fee-based processing (millions of MMBtu) (1)
For unaffiliated customers	9.2	10.2	44.1	37.5
For affiliated customers	19.7	23.1	82.5	82.9
Total fee-based processing volumes	28.9	33.3	126.6	120.4
Fee-based processing (per MMBtu)	$0.15	$0.14	$0.15	$0.14
Natural gas gathering volumes (millions of MMBtu) (1)
For unaffiliated customers	35.1	36.1	162.1	124.1
For affiliated customers	30.9	42.2	128.1	150.0
Total gathering	66.0	78.3	290.2	274.1
Gathering revenue (per MMBtu) (1)	$0.36	$0.29	$0.32	$0.29
Natural gas and oil marketing volumes (MMdthe)
For unaffiliated customers	28.3	33.6	102.9	116.8
For affiliated customers	22.9	27.3	98.5	103.5
Total marketing	51.2	60.9	201.4	220.3
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	100.6	91.4	352.3	320.4
For Questar Gas	32.1	33.6	113.8	116.7
For other affiliated customers	4.1	9.5	16.0	26.3
Total transportation	136.8	134.5	482.1	463.4
Transportation revenue (per dth)	$0.25	$0.23	$0.26	$0.26
Firm-daily transportation demand at Dec. 31, (Mdth)	3,112	2,152
Natural gas processing
NGL sales (MMgal)	1.1	2.3	7.2	9.0
NGL sales price (per gal)	$1.64	$1.10	$1.19	$1.22
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	32.9	34.5	103.0	102.2
Industrial	0.5	0.4	1.6	3.1
Transportation for industrial customers	18.9	10.1	53.8	35.5
Total industrial	19.4	10.5	55.4	38.6
Total deliveries	52.3	45.0	158.4	140.8
Natural gas revenue (per dth)
Residential and commercial sales	$7.84	$8.64	$8.34	$9.67
Industrial	5.93	6.59	6.18	7.64
Transportation for industrial customers	$0.16	$0.21	$0.18	$0.19
Temperatures - colder (warmer) than normal	5%	3%	2%	(2%)
Temperature-adjusted usage per customer (dth)	34.0	37.2	107.2	113.6
Customers at Dec. 31, (thousands)	873.6	850.5
(1) one MMBtu = one dth

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$14.2	$24.6
Accounts receivable, net	393.4	410.8
Fair value of derivative contracts	78.1	155.5
Inventories	115.0	134.8
Other current assets	24.3	27.7
Total Current Assets	625.0	753.4
Property, Plant and Equipment	7,741.9	6,414.1
Accumulated depreciation, depletion and amortization	(2,643.3)	(2,322.7)
Net Property, Plant and Equipment	5,098.6	4,091.4
Investment in unconsolidated affiliates	52.8	37.5
Goodwill	70.7	70.7
Fair value of derivative contracts	7.8	49.0
Other noncurrent assets, net	71.2	62.7
Total Assets	$5,926.1	$5,064.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Short-term debt	$260.6	$40.0
Accounts payable and accrued expenses	564.5	551.4
Fair value of derivative contracts	9.3	8.2
Purchased-gas adjustment	40.5	34.3
Deferred income taxes - current	4.9	35.0
Current portion of long-term debt	101.3	10.0
Total Current Liabilities	981.1	678.9
Long-term debt, less current portion	1,021.2	1,022.4
Deferred income taxes	942.4	763.9
Fair value of derivative contracts	22.1	0.2
Other long-term liabilities	381.4	393.8
Common Shareholders' Equity	2,577.9	2,205.5
Total Liabilities and Common Shareholders' Equity	$5,926.1	$5,064.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	12 Months Ended December 31,
	2007	2006
	(in millions)
Operating activities
Net income	$507.4	$444.1
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	375.8	316.1
Deferred income taxes	191.2	100.7
Share-based compensation	12.9	9.7
Abandonment and impairment	11.2	7.6
Exploratory dry hole expense	12.3	26.3
Net (gain) loss from asset sales	0.9	(25.3)
Income from unconsolidated affiliates	(8.9)	(7.5)
Distributed income from unconsolidated affiliates	10.4	7.1
Net mark-to-market (gain) loss on basis swaps	(5.7)	1.9
Loss from early extinguishment of debt		1.7
Change in operating assets and liabilities	33.5	82.6
Net cash provided from operating activities	1,141.0	965.0

Investing activities
Capital expenditures	(1,398.3)	(916.1)
Proceeds from asset dispositions	22.8	35.9
Cash used in asset dispositions	(9.6)	(1.3)
Net cash used in investing activities	(1,385.1)	(881.5)

Financing activities
Common stock	(4.3)	4.6
Long-term debt	90.0	45.3
Short-term debt	220.6	(54.5)
Dividends paid	(83.7)	(79.7)
Excess tax benefits from share-based compensation	11.1	12.0
Net cash (used in) provided from financing activities	233.7	(72.3)

Change in cash and cash equivalents	(10.4)	11.2
Beginning cash and cash equivalents	24.6	13.4
Ending cash and cash equivalents	$14.2	$24.6